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                                                                     EXHIBIT 3.6



                            CERTIFICATE OF AMENDMENT

                                       TO

                                 NINTH RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         SERVICESOFT TECHNOLOGIES, INC.

                                   * * * * * *

         Servicesoft Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following amendment to the Ninth Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law:

1. That Article I, setting fourth the name stock of the Corporation be, and hereby is, deleted and restated in its entirety as follows:

                  The name of the corporation is: Servicesoft, Inc. (the "Corporation").

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly signed by its Chief Executive Officer and President this 29th day of March, 2000.


                                   SERVICESOFT TECHNOLOGIES, INC.



                                   By:      /s/ Christopher M. Butler
                                            ________________________________
                                            Name:    Chris Butler
                                            Title:   Chief Executive Officer,
                                                     President